Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Zumiez Inc., a Washington corporation (the “Company”), on Form 10-Q for the three months ended October 29, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Richard M. Brooks, Principal Executive Officer of the Company and Marc D. Stolzman, Principal Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard M. Brooks	/s/ Marc D. Stolzman
Richard M. Brooks	Marc D. Stolzman
Chief Executive Officer and Director (Principal Executive Officer) December 2, 2011	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer) December 2, 2011

A signed original of this written statement required by Section 906 has been provided to Zumiez Inc. and will be retained by Zumiez Inc. and furnished to the Securities and Exchange Commission or its staff upon request.